SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549






                            F O R M   8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






Date of Report (Date of earliest event reported): January 9, 1996


                 THE DUN & BRADSTREET CORPORATION
      (Exact Name of Registrant as Specified in its Charter)



Delaware                      1-7155              13-2740040
(State or other Jurisdiction        (Commission File Number) (I.R.S.Employer
         of Incorporation)                           Identification No.)




187 Danbury Road, Wilton, Connecticut                      06897
(Address of Principal Executive Offices)              (Zip Code)



Registrant's telephone number, including area code:  (203) 834-4200

Item 5.  Other Events


         The press releases issued by The Dun & Bradstreet Corporation on January 9, 1996 and January 10, 1996 are attached to this Form 8-K as exhibits and are incorporated by reference herein.



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
                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                THE DUN & BRADSTREET CORPORATION
                (Registrant)



                                         /s/ William H Buchanan, Jr.
                                         ____________________________

Date: January 12, 1996                  By: William H. Buchanan, Jr.
                                             Vice President Law







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
                        INDEX TO EXHIBITS




Exhibit                                                 Page
No.                                                     No.
(1)  Press Release issued January 9, 1996                5
(2)  Press Release issued January 10, 1996               9






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
                         EXHIBIT 1




Contact: Reid H. Gearhart
For Immediate Release
---------------------
              (212) 593-6727


               DUN & BRADSTREET UNVEILS STRATEGIC RESTRUCTURING
                     AIMED AT INCREASING SHAREHOLDER VALUE


             D&B TRANSFORMED INTO THREE INDEPENDENT PUBLIC COMPANIES
             -------------------------------------------------------


WILTON, CONN., Jan. 9--Dun & Bradstreet CEO Robert E. Weissman today announced a sweeping strategy that will transform the 155-year-old business information giant into three publicly traded, global corporations.
      "This important action is designed to increase shareholder value by unlocking D&B's substantial underlying franchise strengths," said Weissman.
       Building on preeminent Dun & Bradstreet businesses, the reorganization establishes three independent companies focused on high-growth information markets; financial information services;
and consumer-product market research.
       "Since the 1800s, D&B has grown by effectively managing a portfolio of businesses and gaining economies of scale," stated Weissman. "But the velocity of change in information markets has dramatically altered the rules of business survival. Today, market focus and speed are the primary drivers of competitive advantage.
This plan is our blueprint for success in the 21st century," said
Weissman.
        The plan, approved today at a special meeting of D&B's board of directors, calls for D&B to create three separate companies by spinning off two of its businesses to shareholders.
        "D&B is the leader in business information," said Weissman. "By freeing our companies to tightly focus on our core vertical markets, we can more rapidly leverage this leadership position into emerging growth areas."

      The three new companies are:
Cognizant Corporation, a new high-growth company, including IMS
---------------------
International, the leading global supplier of marketing information to the pharmaceutical and healthcare industries; Nielsen Media Research, the leader in audience measurement for electronic media; and Gartner Group, the premier provider of advisory services to high-tech users, vendors and suppliers, in which Cognizant will hold a majority interest.

The Dun & Bradstreet Corporation, consisting of Dun & Bradstreet
---------------------------------
Information Services, the world's largest source of business-to -business marketing and commercial-credit information; Moody's Investors Service, a global leader in rating debt; and Reuben H. Donnelley, a premier provider of Yellow Pages marketing and publishing.

A. C. Nielsen, the global leader in marketing information for the
--------------
fast-moving consumer packaged goods industry.

     "These three separate companies will tailor their strategies to the unique demands of their markets, determining investments, capital structures and policies that will strengthen their respective global capabilities. This plan also clarifies D&B from an investor's perspective by grouping the businesses into three logical investment categories, each with distinct risk/reward profiles," said Weissman.
    Several other D&B divisions, such as D&B Software and American Credit Indemnity, are slated for divestiture.

                               The New Businesses
                              --------------------
       The newly created Cognizant Corporation will focus on high-growth emerging markets in healthcare, high-tech and media, operating in 100 countries and employing over 10,000 professionals worldwide. Weissman will become chairman and chief executive officer of Cognizant.
       "I am tremendously excited about the growth prospects for Cognizant," said Weissman. "Our 1995 revenue base is forecast at $1.4 billion, with future revenue and operating-income growth projected in the high teens."
       "Cognizant will operate in enormously attractive information markets," added Weissman. "IMS, for example, is already expanding into the broader healthcare arena globally, where cost-containment pressure is generating unprecedented new opportunities. Gartner Group's phenomenal performance reflects the expanding demand for 'expert advisor' services for buyers and sellers of information technology. Its aggressive new-product initiatives, expanding electronic and geographic distribution channels, and entry into new market segments via acquisitions, such as Relational Courseware and Dataquest, are typical of the growth strategies Cognizant will pursue. As the variety of options for electronic media mushrooms, Nielsen
Media is diversifying to deliver the insights needed to effectively participate in the 'content and distribution' business. Its innovative new service to measure Internet activity is just one illustration," said Weissman.
         "We're confident Cognizant represents an outstanding opportunity for growth-oriented investors," stated Weissman.
         The Dun & Bradstreet Corporation targets D&B's historical strength in financial information services. Volney (Terry) Taylor, currently executive vice president, will become chairman and chief executive officer of the new Dun & Bradstreet.
          The 'new' D&B forecasts 1995 revenues of $2.0 billion, with reliable future earnings and cash flow. It employs more than 16,000 professionals in 40 countries around the world.

        "The 'new' D&B is essentially the company I joined in 1972," said Taylor. "Together, D&B and Moody's comprise the most formidable business-information and credit-evaluation company in the world. We also benefit from the strong cash flow generated by Directory. This move facilitates faster, more actionable decisions and increased nimbleness in the marketplace. We plan to accelerate development of new products and services to meet emerging customer needs,"
Taylor concluded.
         Weissman said, "Tomorrow's D&B is financially strong, with outstanding franchises that generate solid, reliable growth, high margins, and significant cash flow. We expect D&B to continue its current profile as a secure investment with an attractive dividend."
          A. C. Nielsen will focus on the fast-moving consumer packaged goods industry. A. C. Nielsen is by far the global leader in this marketplace, operating in more than 80 countries, employing more than 17,500 professionals and forecasting revenues of $1.3 billion in 1995.
         "Recognizing both the strong growth potential for the business and the intensely competitive environment, we are implementing an aggressive turnaround plan to leverage A. C. Nielsen's global presence, leading technology, and market momentum. A. C. Nielsen holds potential to yield significant shareholder value near term, and a solid, long-term return," said Weissman.
        Nicholas L. Trivisonno, currently Dun & Bradstreet's executive vice president - finance and chief financial officer, will become chairman and chief executive officer of A. C. Nielsen. Robert J Lievense will serve as president and chief operating officer.
       "Nick Trivisonno brings a unique combination of strategic, financial and operations experience to Nielsen," said Weissman.
"His direct experience managing a $4 billion business for GTE, valuable strategic planning background, and proven reputation in working with investors will be vital to Nielsen's success as a public company."
        "Nick Trivisonno and Bob Lievense represent an excellent complement of strategic and operations skills. Together, their goal is to architect and implement a successful turnaround plan in 1996," stated Weissman.
         Dun & Bradstreet also announced that it will record a one-time pre-tax charge of $448 million in the fourth quarter of 1995, for costs associated with the plan. The company stated it expects to achieve full-year 1995 earnings per share of $3.80 per share, before the charge. The charge reflects a loss in connection with the adoption of SFAS No. 121 related to a revaluation of certain assets due principally to the reorganization. The charge also includes a provision for postemployment benefits, and an accrual for contractual obligations impacted by the plan. No further charges are anticipated to restructure the new companies. Certain transaction charges, including the costs associated with divestitures, will be recorded in 1996.

         "The one-time charge combined with divestiture proceeds will drive investment in the businesses and improve financial performance.
We anticipate minimal workforce reductions of less than 2 percent.
Our objective is to effectively position each new company for sustained future success," stated Weissman.
          The Dun & Bradstreet board of directors today approved a first-quarter 1996 quarterly dividend of 66 cents a share, payable March 8 to shareholders of record at the close of business on February 20.
D&B anticipates that its current dividend policy will be maintained through at least the first half of 1996. D&B expects to formulate dividend policies consistent with comparable businesses for all three independent public companies.
          "A top priority throughout the transition is to maintain quality customer service in all divisions," concluded Weissman, who will lead a team of senior D&B executives that will oversee the restructure.
          The distribution is subject to final approval by the D&B board of directors, and is targeted to close by the end of 1996. D&B intends to seek a ruling from the Internal Revenue Service with respect to the tax-free treatment of the distribution. The investment banking firm of Goldman Sachs is advising Dun & Bradstreet.
           The Dun & Bradstreet Corporation is the world's largest marketer of information, software and services for business decision making, with worldwide revenue of $4.9 billion in 1994.

January 9, 1996

                         EXHIBIT 2



Contact:	Reid H. Gearhart
For Immediate Release
----------------------
           212-593-6727


            DUN & BRADSTREET PROVIDES PRELIMINARY FINANCIAL INFORMATION
                          FOR THREE NEW PUBLIC COMPANIES

WILTON, CONN., Jan. 10--At a Dun & Bradstreet security analyst meeting held this morning, D&B gave initial financial indicators for the three new public companies announced yesterday.
         Cognizant Corporation, composed of IMS International, Gartner Group and Nielsen Media, is a new high-growth company. On a pro forma basis, Cognizant's 1995 EPS is projected at $1.31, with forecast growth in the range of 17-to-20 percent for 1996 and 1997. Consistent with comparable growth companies, a dividend payout in the range of 20 percent is under consideration.
         The "new" Dun & Bradstreet Corporation, consisting of Dun & Bradstreet Information Services, Moody's Investors Service and Reuben H. Donnelley, maintains D&B's current profile as a secure investment with an attractive dividend. The new D&B's 1995 EPS is estimated at $1.85, with projected growth in the range of 4-to-6 percent for 1996 and 1997. The preliminary dividend payout range being evaluated is 55 to 60 percent.
          A. C. Nielsen, including A. C. Nielsen market research and
NCH Promotional Services, is implementing an aggressive turnaround plan. A. C. Nielsen's 1995 EPS is projected at $0.04, with EPS performance improvement forecast in the 2.5-to-3.0 times EPS range for 1996 and 1997. A. C. Nielsen does not anticipate paying a dividend, but expects to yield shareholder value through its aggressive turnaround strategy.
          The Dun & Bradstreet Corporation is the world's largest marketer of information, software and services for business decision making, with worldwide revenue of $4.9 billion in 1994.

January 10, 1996


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